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                                                                     EXHIBIT 4.3











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                             SUPPLEMENTAL INDENTURE

                                      NO. 2


                                       TO


                       INDENTURE DATED AS OF MAY 15, 1999






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                  This SUPPLEMENTAL INDENTURE NO. 2 to INDENTURE (this
"Supplemental Indenture") is entered into among Lear Corporation, a Delaware corporation (the "Company"), Lear Operations Corporation, a Delaware corporation ("LOC"), Lear Corporation Automotive Holdings, a Delaware corporation ("LCAH"), Lear Seatings Holdings Corp. #50, a Delaware corporation ("Lear No. 50"), Lear Corporation EEDS and Interiors, a Delaware corporation ("Lear Interiors"), Lear Corporation Automotive Systems, an Ohio corporation ("LCAS"), Lear Technologies, LLC, a Delaware limited liability company ("Lear Tech"), Lear Midwest Automotive, Limited Partnership, a Delaware limited partnership ("LMA"), Lear East, LP, a Pennsylvania limited partnership ("Lear East"), Lear Automotive
(EEDS) Spain S.L., an entity organized under the laws of Spain ("Lear Spain"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

                                    RECITALS


                  WHEREAS, the Company, LOC, LCAH, Lear No. 50, Lear Interiors and the Trustee have entered into that certain Indenture dated as of May 15, 1999, as amended by Supplemental Indenture No. 1 thereto dated as of May 2, 2000 (the "Indenture"), providing for the issuance and delivery by the Company of its 7.96% Senior Notes due 2005 (the "7.96% Notes") and its 8.11% Senior Notes due 2009 (the "8.11% Notes" and, together, with the 7.96% Notes, the "Notes");

                  WHEREAS, LCAS, Lear Tech, LMA, Lear East and Lear Spain, each of which is a direct or indirect subsidiary of the Company, will each become, concurrently with the execution and delivery of this Supplemental Indenture, a guarantor under the Principal Credit Facilities; and

                  WHEREAS, pursuant to Section 10.06 of the Indenture, any subsidiary of the Company that becomes a guarantor under the Principal Credit Facilities is required to become a Guarantor under the Indenture;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

                  Section 1. GUARANTEE.

                  For value received, each of LCAS, Lear Tech, LMA, Lear East and Lear Spain hereby agrees to become a party to the Indenture as a Guarantor under and pursuant to Article 10 of the Indenture and to jointly and severally unconditionally guarantee to each Holder and the Trustee



                                      -2-
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(a) the due and punctual payment in full of principal of and interest on the
Notes when due, whether at stated maturity, upon acceleration, redemption or otherwise, (b) the due and punctual payment in full of interest on the overdue principal of and, to the extent permitted by law, interest on the Notes, and (c) the due and punctual payment of all other Obligations of the Company and the other Guarantors to the Holders and the Trustee under the Indenture and the Notes, including, without limitation, the payment of fees, expenses, indemnification or other amounts.

                  Section 2.  MISCELLANEOUS.

                  2.1. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  2.2. Confirmation of the Indenture. Except as amended hereby, the Indenture shall remain in full force and effect and is hereby ratified and confirmed in all respects.

                  2.3. Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

                  2.4. Separability. Each provision of this Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  2.5. Headings. The captions of the various section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  2.6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

                  2.7. Definitions. All terms defined in the Indenture shall have the same meaning in this Supplemental Indenture unless otherwise defined herein.

                            [signature page follows]
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                  IN WITNESS WHEREOF, the parties hereto caused this
Supplemental Indenture to be duly executed as of this 16th day of November, 2001.


                                      LEAR CORPORATION


                                      By: /s/ Cameron Hitchcock
                                         ---------------------------------
                                         Name: Cameron Hitchcock
                                         Title: Vice President and Treasurer

                                      LEAR OPERATIONS CORPORATION


                                      By: /s/ Edward Mahon
                                         ---------------------------------
                                         Name: Edward Mahon
                                         Title: Authorized Officer

                                      LEAR CORPORATION AUTOMOTIVE HOLDINGS


                                      By: /s/ Joseph McCarthy
                                         ---------------------------------
                                         Name: Joseph McCarthy
                                         Title: Vice President

                                      LEAR SEATINGS HOLDINGS CORP. #50


                                      By: /s/ Joseph McCarthy
                                         ---------------------------------
                                         Name: Joseph McCarthy
                                         Title: Secretary and General Counsel

                                      LEAR CORPORATION EEDS AND INTERIORS


                                      By: /s/ Cameron Hitchcock
                                         ---------------------------------
                                         Name: Cameron Hitchcock
                                         Title: Vice President and Treasurer

                                      LEAR CORPORATION AUTOMOTIVE SYSTEMS


                                      By: /s/ Edward Mahon
                                         ---------------------------------
                                         Name: Edward Mahon
                                         Title: Authorized Officer



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                                  LEAR TECHNOLOGIES, LLC
                                  By:  Lear Corporation,
                                  its Sole Member


                                  By: /s/ Cameron Hitchcock
                                      -----------------------------------------
                                      Name: Cameron Hitchcock
                                      Title: Vice President and Treasurer

                                  LEAR MIDWEST AUTOMOTIVE, LIMITED PARTNER
                                  By: Lear Corporation Mendon,
                                  as General Partner


                                  By: /s/ Joseph McCarthy
                                      -----------------------------------------
                                     Name: Joseph McCarthy
                                     Title: Vice President and Secretary


                                  LEAR EAST, LP
                                  By: Lear Corporation Global Development, Inc., as General Partner


                                  By: /s/ Joseph McCarthy
                                      -----------------------------------------
                                     Name: Joseph McCarthy
                                     Title: Vice President and Secretary


                                  LEAR AUTOMOTIVE (EEDS) SPAIN S.L.


                                  By: /s/ Joseph McCarthy
                                      -----------------------------------------
                                     Name: Joseph McCarthy
                                     Title: Authorized Representative



                                  THE BANK OF NEW YORK, as Trustee


                                  By: /s/ Luis Perez
                                      -----------------------------------------
                                     Name: Luis Perez
                                     Title: Asst. Vice President